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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM 8-K
                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                     DATE OF REPORT (DATE OF EARLIEST EVENT
                          REPORTED):  DECEMBER 18, 2001




                                HESKA CORPORATION

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             DELAWARE               000-2247              77-0192527
         (STATE OR OTHER        (COMMISSION FILE       (I.R.S. EMPLOYER
         JURISDICTION OF             NUMBER)           IDENTIFICATION NO.)
         INCORPORATION OR
          ORGANIZATION)


                              1613 PROSPECT PARKWAY
                          FORT COLLINS, COLORADO 80525

                   (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL
                               EXECUTIVE OFFICES)



              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                (970) 493-7272


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ITEM 5.        OTHER EVENTS.

     On December 13, 2001, Heska Corporation (the "Company") entered into a Share Purchase Agreement with certain investors for the private placement of approximately 7.8 million shares of common stock at a price of $0.77 per share for aggregate proceeds of approximately $6 million. The shares were issued and paid for on December 18, 2001. The Company has agreed to file a registration statement covering resales of these shares.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits.

               99.1 Share Purchase Agreement, dated December 13, 2001



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HESKA CORPORATION
                                   a Delaware corporation

Dated: December 20, 2001           By:/s/ Robert B. Grieve
                                   ------------------------
                                   Robert B. Grieve
                                   Chief Executive Officer



                                  EXHIBIT INDEX



     Exhibit Number    Description
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          99.1         Share Purchase Agreement, dated December 13, 2001